UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

MATIV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

100 Kimball Place, Suite 600
Alpharetta, Georgia		30009
(Address of principal executive offices)		(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

As previously announced, on August 1, 2023, Mativ Holdings, Inc. (“Mativ” or the “Company”) entered into a final, binding and irrevocable offer letter (the “Offer Letter”) with Evergreen Hill Enterprise Pte. Ltd., an affiliate of PT Bukit Muria Jaya (“Buyer”) pursuant to which Buyer made a binding offer (the “Offer”) to acquire the Company’s Engineered Papers business for $620 million in cash, subject to customary closing date adjustments (the “Transaction”).

Pursuant to the terms of the Offer Letter, following the conclusion of the required employee consultation process with its French works councils (the “French Consultation Process”), the Company accepted Buyer’s Offer and countersigned the Purchase Agreement, dated as of August 1, 2023 (the “Purchase Agreement”), with respect to the Transaction on October 4, 2023. Completion of the Transaction remains subject to the satisfaction or waiver of customary closing conditions, including regulatory approvals.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding whether or when the Transaction will be consummated, the estimated proceeds from the Transaction, the application of the anticipated net proceeds from the Transaction, Mativ’s expected financial position, business strategy, operating plans, capital and other expenditures, acquisitions and divestitures, and other plans and objectives following the completion of the Transaction, and other statements generally identified by words such as “believe,” “expect,” “intend,” “guidance,” “plan,” “forecast,” “potential,” “anticipate,” “confident,” “project,” “appear,” “future,” “should,” “likely,” “could,” “may,” “will,” “typically,” and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Current Report are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date hereof. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among others, the possibility that Mativ may be unable to obtain regulatory approvals or that other conditions to closing the Transaction may not be satisfied such that the Transaction will not close or that the closing may be delayed, general economic conditions, the possibility of unexpected costs, liabilities or delays in connection with the Transaction, risks that the Transaction disrupts current plans and operations of Mativ, the ability to recognize the benefits of the Transaction, the amount of the costs, fees, expenses and charges related to the Transaction, the outcome of any legal proceedings that may be related to the Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction, and uncertainties with respect to the completion, timing and terms of any disposition of EP. All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ’s most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the U.S. Securities and Exchange Commission. The discussion of these risks is specifically incorporated by reference into this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1†	Purchase Agreement, dated August 1, 2023, by and between Mativ Holdings, Inc. and Evergreen Hill Enterprise Pte. Ltd.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mativ Holdings, Inc.

By:	/s/ Mark W. Johnson
Mark W. Johnson
Chief Legal Officer and Corporate Secretary

Dated: October 4, 2023